Salomon Brothers Capital & Income Fund

Sub-Item 77Q1 (Legg Mason Transaction)

Registrant incorporates by reference Registrant's Supplement
Dated JUNE 28, 2005 filed on JUNE 28, 2005.
(Accession No. 0001193125-05-133440)